Exhibit 1.A.(3)(a)

               Form of Variable Insurance Products Sales Agreement

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
[ ] Transamerica Occidental Life Insurance Company      [ ] Transamerica Life Insurance Company of New York
    1150 South Olive Street                                 100 Manhattanville Road
    Los Angeles, CA  90015                                  Purchase, NY  10577

[ ] Transamerica Life Insurance and Annuity Company     [ ] Transamerica Assurance Company
    401 North Tryon Street                                  1150 South Olive Street
    Charlotte, NC  28202                                    Los Angeles, CA  90015
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                   VARIABLE INSURANCE PRODUCTS SALES AGREEMENT


The parties to this agreement are: (i) the INSURANCE COMPANY which has executed this agreement on the signature page (referred to as "the Insurance Company");
(ii) the Insurance Company's underwriter, AFSG SECURITIES CORPORATION (referred to as "the Underwriter"); and (iii) the BROKER-DEALER named below and any and all insurance agency affiliates of the Broker-Dealer named in the Appendix of this agreement (referred to as "you" or "the Broker"). The Insurance Company and the Underwriter are collectively referred to as "we," "us" or "the Company." IF MORE THAN ONE INSURANCE COMPANY HAS EXECUTED THIS AGREEMENT, EACH SUCH EXECUTION SHALL BE DEEMED TO CREATE A NEW AND SEPARATE AGREEMENT BETWEEN THE INSURANCE COMPANY, THE UNDERWRITER AND THE BROKER. IN THAT CASE, THE TERMS OF THIS AGREEMENT SHALL APPLY SEPARATELY WITH REGARD TO EACH SUCH AGREEMENT AND NO INSURANCE COMPANY SHALL BE LIABLE FOR THE OBLIGATIONS OR ACTIONS OF ANY OTHER INSURANCE COMPANY.

This agreement is effective on the date set forth below.

The terms of this agreement are as follows:


  1.     APPOINTMENT
         -----------
         You are appointed by the Company for the purpose of soliciting applications for and servicing variable insurance products ("Contracts") and otherwise transacting the business of this agreement.

         You accept such appointment and agree to comply with all applicable laws and regulations, and to diligently devote yourself to the business of this appointment in order to sell new Contracts and prevent the termination of existing Contracts.

  1.1    TERRITORY; NON-EXCLUSIVITY
         --------------------------
         Unless otherwise specified by us, you are authorized to solicit applications in any jurisdiction in which we are authorized to offer such Contracts and in which you are licensed and authorized to represent us. We reserve the right to limit your territory at any time.

         You are not obligated to represent us exclusively, and you do not have an exclusive right to solicit Contracts for us in any area.

  1.2    INDEPENDENT CONTRACTOR
         ----------------------
         You are an independent contractor. Nothing contained in this agreement is to be construed to create the relation of employer and employee between the Company and you. You may exercise your own judgment as to the time and manner in which you may perform the services required to be performed by you under this agreement. We may, from time to time, prescribe rules and regulations concerning the conduct of the business covered by this agreement which do not interfere with such freedom of action.

  2.     SOLICITATION OF APPLICATIONS
         ----------------------------
         We will inform you from time to time which products you are authorized to sell. Solicitation of Contracts authorized under this agreement will be performed by you or by solicitors in accordance with the terms set forth below.

         A solicitor is a properly licensed registered representative who is employed by or associated with you and is appointed by us to solicit Contracts in your name. You are responsible for assuring that all solicitors are persons of good character.

         You agree not to allow any solicitor to engage in the services authorized under this agreement, except in accordance with this Section.

         At our option, we may refuse to contract with or appoint any proposed solicitor and may terminate any agreement with or appointment of a solicitor. You will be solely responsible for the payment of any compensation to solicitors, and you agree to hold us harmless from all claims for commissions or other compensation by any solicitor.

  2.1    LICENSING
         ---------
         Neither you nor any solicitor may engage in any activities under this agreement unless and until you and they are properly licensed and/or registered, as required, to perform such services in the particular state or jurisdiction involved in accordance with all applicable laws and regulations, including, but not limited to, any certification or continuing education requirements and any applicable rules or other requirements of the National Association of Securities Dealers ("NASD").

         You agree to undertake and pay for all actions necessary to acquire and maintain any necessary licenses and registrations for yourself and/or the solicitors. We will take the necessary actions, including the payment of applicable fees, to appoint you and the solicitors to represent us in the states in which you and they reside and conduct an insurance business.

  2.2    SUPERVISION
         -----------
         You are responsible for the performance of solicitors and your employees and associated persons. You agree to take all necessary steps to communicate the Company's rules and regulations to such persons, and to assure that they comply with such rules and regulations, as well as all other applicable laws and regulations. You will supervise and train registered representatives and other associated persons to ensure compliance with Company policies and applicable laws.

  3.     RESPONSIBILITIES OF THE BROKER
         ------------------------------
         You will abide by the following in the conduct of your activities under this agreement:

  3.1    COMPANY REGULATIONS
         -------------------
         To the extent they do not conflict with the terms of this agreement, you will conform to the rules and regulations of the Company now or hereafter in force. Such rules and regulations will constitute a part of this agreement. This provision shall not be construed to alter the relationship of the parties as provided in Section 1.2 above.

  3.2    LIMITATION OF AUTHORITY
         -----------------------
         You have no authority to alter, modify, waive or change any of the terms, rates or conditions of our contracts or policies whether or not covered by this agreement. You have no authority to obligate us in any manner whatsoever nor to receive monies due to us, except as otherwise provided in this agreement or as may be authorized in writing by us.

  3.3    COMPANY RECORDS
         ---------------
         All documents, records, software and other data and information, in whatever form they may be, which pertain to the Company's policyholders or any other business of the Company, are and will remain the property of the Company. Any such property in your possession shall be at any time and all times open to inspection by the Company or its authorized representative, and upon termination of this agreement you will promptly turn all such property over to the Company or its authorized representatives.

         You acknowledge that all documents, records, software and other data, information and supplies referred to in this Section 3.3 are confidential and proprietary to the Company, and you agree to preserve the confidentiality and privacy of the Company in all of the same; and you further agree that you will not, without the Company's prior written consent, release or disclose any of the same or their contents to any person, or otherwise use any of the same or their contents in any manner, except in furtherance of the business of this agreement or as required by legal process.

         Nothing contained in this Section 3.3 is intended to restrict your right to retain possession of your records and other materials relating solely to your producers and solicitors.

  3.4    ACCOUNTS AND RECORDS
         --------------------
         You agree that you will keep customary and accurate accounts of receipts and disbursements and will, at our request and in accordance with our instructions, account for all Contracts, receipts, premiums and other monies or securities received and all property and supplies received from the Company. We may, at any time, make copies of the records of such accounts, records and documents, and all such records, documents, supplies and other property relating to the business transacted under this agreement will be the property of the Company, open to inspection at all times by our authorized representatives, and at the termination of this agreement will be delivered to us upon demand. We will furnish you a current statement of your commission account within a reasonable time after receipt of a written request from you.

  3.5    COLLECTION AND REMITTANCE OF COMPANY MONEY
         ------------------------------------------
         Where authorized by us, you may accept premiums or purchase payments in accordance with our rules and regulations in force at the time of payment. We have the right at any time to revoke such authority in whole or in part and to limit it in any way. ALL MONIES OR OTHER CONSIDERATIONS RECEIVED BY YOU AS FULL OR PARTIAL PAYMENT OF PREMIUMS OR FOR ANY OTHER ITEM, WITHOUT EXCEPTION, SHALL BE HELD BY YOU IN TRUST SEPARATE FROM YOUR OWN OR OTHER FUNDS AND WILL BE IMMEDIATELY DELIVERED AND PAID TO THE COMPANY. Such remittances must be applied to the relevant item. You are not authorized to deposit any such monies or checks in your own account or any trust account, nor to accept any check made payable to you for any premium or other item.

  3.6    ADVERTISING
         -----------
         (i) You agree that you will not place into use, or distribute to any person, any advertising, sales material or other document (including, without limitation, illustrations, telephone scripts and training materials) referring directly or indirectly to the Company or to any Company Contract, or cause, authorize or permit any person to do so, without our prior written consent. You agree that you will not use the name of the Company on any business card, letterhead or marquee or in any directory listing, or in any other manner, or cause, authorize or permit any producer or other person to do so, without our prior written consent.

         (ii) In making offers of the contracts, you agree to deliver the applicable currently effective prospectuses, as required by law.
         (iii) You agree that you and your solicitors will not misrepresent the Contracts and will make no oral or written representation which is inconsistent with the terms of the Contracts, prospectuses or sales literature or is misleading in any way.

         (iv) The Company will use reasonable efforts to provide you with information and marketing assistance, including providing, without charge, reasonable quantities of advertising materials, sales literature, reports and current prospectuses.

         (v) The Company will deliver to you, and you agree to use, only sales literature and advertising material which conforms to all applicable legal requirements and which has been authorized by us.

  3.7    ERRORS AND OMISSIONS
         --------------------
         You are encouraged to maintain errors and omissions insurance covering your activities under this agreement. If you carry such insurance at any time, you agree to provide us with copies of the current binders evidencing the issuance of the errors and omissions, and within ten business days of each date such insurance is discontinued, suspended, reduced or terminated for any reason.

  3.8    COMPLIANCE WITH ADDITIONAL RULES
         --------------------------------
         You agree to abide by all laws, rules and regulations, including, without limitation, the rules of the NASD, insurance laws and state and federal securities and banking laws and including, without limitation, the maintenance of licenses and books and records required by applicable laws and regulations.

  4.     COMPANY RIGHT OF ACTION
         -----------------------
         We are not obligated to accept any business produced by you or by a solicitor. We may reject applications for insurance without specifying the reason therefor, as well as settlements tendered or made thereunder, or take up and cancel any Contract for any reason and return the premium thereon or any part thereof.

         We, in our sole discretion, may at any time and from time to time do the following:

         (i)      modify or amend any Contract form;

         (ii) fix or change maximum and minimum limits on the amount for which any Contract form may be issued;

         (iii) modify or alter the conditions or terms under which any Contract form may be sold or regulate its sale in any way;

         (iv) discontinue or withdraw any Contract form from any geographic area or market segment, without prejudice to continuation of such form in any other area or market segment;

         (v)      cease doing business in any area.

  5.     COMPENSATION
         ------------
         For each Contract sold under this agreement, we will pay you commissions as set forth in the applicable Commission Rate Schedule. You may also be eligible for compensation under other programs established by us from time to time. Payment of commissions and any other compensation will be subject to the terms and conditions of this agreement and to our rules and regulations in effect from time to time. Such rules and regulations may be changed by us at any time without notice. In any states in which the Broker-Dealer may not receive commissions pursuant to state insurance law, we will pay such commissions to the insurance agency or agencies with which you have associated yourself, as specified in the Appendix of this agreement.

         The commissions and any other compensation payable by us to you will be payment in full for all services performed by you. Except as we may otherwise agree, you are not entitled to reimbursement for any expenses incurred by you.

  5.1    COMMISSIONS
         -----------
         GENERAL - The "applicable Commission Rate Schedule" means the Commission Rate Schedule published by us from time to time for the type of Contract involved. Commission Rate Schedules are subject to change without notice. Copies may be obtained at any time.

         REPAYMENT OF COMMISSIONS - If any commission or other compensation to which you are not entitled under the terms of this agreement is paid to or retained by you, you will pay the same to the Company upon demand. You will pay to us upon demand all commissions received by or credited to you, or premiums collected, or evidence of indebtedness representing the same, taken on applications on which Contracts are not issued by us, or on Contracts declined by the applicant, or on Contracts canceled by us, and all commissions received or credited on premiums or any part thereof which for any reason we may return. In case of any provision requiring a refund of commissions or other compensation, we may, at our election, debit your account for the amount of the refund without demand or notice, or may demand the refund, or both, but debiting your account in such manner will not relieve you of your obligation to make the refund.

         CHANGES IN COMPENSATION - We reserve the right to change the rate of commissions and/or any other compensation payable under this agreement. Any such change will apply only to Contracts issued or other triggering events occurring after the effective date of the change.

         WHEN DUE - Commissions will be paid in accordance with our normal commission processing schedule. Commissions will be payable only on premiums paid in cash to and accepted by us on Contracts which were produced hereunder by you or by solicitors or producers while operating under your supervision. No premium will be considered paid in cash to the Company until it has been actually collected and transmitted to us and recorded on our records. Commissions and other compensation will accrue only as such premiums otherwise would become due.

         COMMISSIONS PAID IN ADVANCE - If we pay you a commission or other compensation on a premium which is or becomes due but which has not yet actually been paid to the Company, and if such premium is not paid in cash to the Company, you will refund any commission or other compensation which you have received on such premium.

         CONDITIONS - Upon termination of this Agreement, all compensation to you hereunder shall cease; however, (i) you shall continue to be liable for chargebacks pursuant to the provisions of Commission Rate Schedule or for any other amounts advanced by or otherwise due Company hereunder, and (ii) you shall receive any commissions due under such Schedule (continuing or otherwise) arising out of a Contract sold by you prior to termination of this Agreement, provided that the obligation to pay such commissions shall cease after the tenth year following the date of issue of the Contract. You shall have no interest in any surrender charges, deductions or other fees payable to Company.

         ACCOUNTING YEAR - We reserve the right at any time and from time to time, without notice to you, to change the period comprising our accounting year or subdivisions thereof.

  6.     INDEBTEDNESS
         ------------
  6.1    LIEN AND OFFSETS
         -----------------
         You grant us a first lien on all commissions and any other compensation payable to you under this agreement or under any other existing or future agreement with Transamerica Occidental Life Insurance Company, Transamerica Life Insurance and Annuity Company, Transamerica Assurance Company, Transamerica Life Insurance Company of New York, or any other company which is a subsidiary or affiliate of Transamerica Occidental Life Insurance Company, Transamerica Corporation or Transamerica Insurance Corporation of California (referred to individually and collectively as "Transamerica entity" or "Transamerica entities"), as security for the payment of any existing or future debit balance or other indebtedness of yours to us. We may at any time and from time to time, with or without notice or judicial action, exercise our lien by offsetting such indebtedness against any commissions and other compensation otherwise due to you. These liens shall not be extinguished by the termination of this agreement or any other agreement.

         All debit balances and other indebtedness of yours to us will be debited to your account, but debiting your account will not relieve you of your obligation to repay the indebtedness. You may not offset against any such indebtedness any compensation accrued or to accrue under this agreement or under any other agreement with us.

         We will be under no obligation to pay any commissions or other compensation to you, your executors, administrators or assigns, under this agreement or under any other existing or future agreement with us now or hereafter existing as long as your account with any Transamerica entity has a debit balance.

         Any debit balance of your account shall be payable to us upon demand and shall bear interest, payable monthly, at the rate declared by us from time to time. Any future change in interest rate may, at our option, be applied to the then remaining balance of any debit balance theretofore created as well as to debit balances thereafter created.

  6.2    MULTI-COMPANY ASSIGNMENT OF COMMISSIONS
         ---------------------------------------
         In order to effectuate the rights of offset set forth in Section 6.1, you hereby assign to each of the Transamerica entities, their successors and assigns, all of your right, title and interest in and to any and all commissions or other compensation now due and payable, or which becomes due in the future, under the terms of any and all agency contracts between you and any Transamerica entity. Each Transamerica entity shall receive and retain such commissions or other compensation only to the extent necessary to secure repayment of any of your present or future indebtedness to such Transamerica entity.

         You authorize us to make payment of all sums due to you under this agreement to any Transamerica entity which may be entitled to such payment under this Section 6.

  7.     DISPUTES AND LITIGATION
         -----------------------
         Each party agrees to cooperate fully with each other in the resolution of all matters arising out of the business of this agreement. Any disputes between you and us will be settled through binding arbitration.

  7.1    COMPLAINTS AND CLAIMS
         ---------------------
         You agree to notify us promptly of any complaint, claim or dispute involving an applicant, Contract or contractholder.

         You will not litigate any dispute with an applicant or policyholder, on any matter relating to the business of this agreement, without our prior written consent. We may settle any claim against us or you arising out of the business of this agreement. If you disagree with our settlement, you may seek arbitration pursuant to Section 7.2.

  7.2    DISPUTE RESOLUTION
         ------------------
         The parties agree that this agreement involves "commerce" within the meaning of the Federal Arbitration Act, and that any dispute between the parties arising out of or related to this agreement will be resolved by binding arbitration in accordance with this Section and the procedural and discovery rules of the Federal Arbitration Act. The arbitration will take place in Los Angeles, California, unless we mutually agree to another location. The arbitration will be determined by one neutral arbitrator as agreed upon by the Company and you. If the parties fail to appoint an arbitrator on a timely basis or are unable to agree on the choice of an arbitrator on a timely basis, the arbitrator will be appointed by the office of the Judicial Arbitration and Mediation Service in the city where the arbitration takes place, or by another mutually agreeable arbitration service. The arbitrator's decision will be binding on the parties and the decision will be final with no right of appeal. The award of the arbitrator may be entered as a final judgment in any court which has jurisdiction thereof. The cost of arbitration, including the fees of the arbitrator, will be borne by the party or parties as the arbitrator decides.

         EACH PARTY HERETO HEREBY WAIVES THE RIGHT TO A TRIAL BY EITHER A JURY OR A COURT, INCLUDING BUT NOT LIMITED TO A TRIAL OF ANY ISSUE CONCERNING THE VALIDITY OF THIS SECTION 7.2 OR ANY PORTION THEREOF, AND THE RIGHT OF APPEAL FROM THE ARBITRATOR'S AWARD. EACH PARTY HERETO WAIVES ANY CLAIM TO RECOVER PUNITIVE DAMAGES AND NON-COMPENSATORY DAMAGES AGAINST THE OTHER PARTY.

  8.     TERMINATION
         -----------
         Any party may terminate this agreement with or without cause by giving written notice to the other parties, specifying the effective date of termination.

  9.     MISCELLANEOUS PROVISIONS
         ------------------------
         Certain provisions of this agreement are emphasized for the convenience of the reader. Nevertheless, all provisions apply equally.

  9.1    PREVIOUS AGREEMENTS
         -------------------
         Any and all prior agreements between the parties hereto authorizing the solicitation of the SEC registered products identified on the Commission Rate Schedules attached hereto, are hereby terminated and are superseded by this agreement.

  9.2    AMENDMENTS
         ----------
         Neither party will not be bound by any promise, agreement, understanding or representation heretofore or hereafter made unless the same is made by an instrument in writing, signed by one of its officers, which expresses by its terms an intention to modify this agreement.

  9.3    FORBEARANCE
         -----------
         Forbearance or neglect on the part of either party to insist upon compliance with the terms of this agreement or the rules and regulations of the Company shall not be construed as or constitute a waiver thereof.

  9.4    AGREEMENT NON-ASSIGNABLE
         ------------------------
         You may not assign this agreement or any of the rights, authorities and benefits provided hereunder without our prior written consent. We agree not to withhold our consent unreasonably. Any attempted assignment as collateral security or assignment for the benefit of creditors will be subject to our rules and policies then in effect.

  9.5    SEVERABILITY
         ------------
         This is a severable agreement. If any provision of this agreement would require a party to take action prohibited by applicable federal or state law or prohibit a party from taking action required by applicable federal or state law, then it is the intention of the parties hereto that such provision shall be enforced to the extent permitted under the law, and, in any event, that all other provisions of this agreement shall remain valid and duly enforceable as if the provision at issue had never been a part of this agreement.

   9.6   INDEPENDENT AGREEMENT
         ---------------------
         The compensation provided by this agreement is separate from any compensation or consideration provided under any other agreement you may have with us or with one of our affiliates. Except as set forth in our applicable rules and regulations, your activities under this agreement will not be taken into account for purposes of any compensation or benefits under any such agreement.

  9.7    APPLICABLE LAW
         --------------
         This Agreement shall be construed in accordance with the laws of the state of domicile of the contracting Insurance Company without giving effect to principles of conflict of laws. For Transamerica Occidental Life Insurance Company that state is California; for Transamerica Life Insurance and Annuity Company that state is North Carolina; for Transamerica Life Insurance Company of New York that state is New York; and for Transamerica Assurance Company that state is Missouri.

  9.8    TRADEMARKS
         ----------
         The provision of Contracts and prospectuses and sales literature for the Contracts and underlying funding vehicles to the Broker shall not provide the Broker with any license to use any tradenames, trademarks, service marks or logos or proprietary information of the Company or any underlying funding vehicle or any affiliates thereof, except to the extent necessary for Broker to distribute the Contracts in accordance with the terms of this agreement.

  9.9    CONFIDENTIALITY
         ---------------
         Each party shall keep confidential any confidential information it may acquire as a result of this Agreement.

  9.10   SURVIVAL
         --------
         The following provisions will survive the termination of this agreement: Sections 3, 5, 6, 7, 9.4, 9.5, 9.6, 9.7.

  10.    CORPORATIONS; PARTNERSHIPS
         --------------------------
         The additional provisions set forth below apply to this agreement.

  10.1   OFFICIAL ACTIONS
         ----------------
         You may designate one or more individuals to deal with us on your behalf. Such designation must be made by your board of directors if you are a corporation or by any general partner if you are a partnership. In the absence of a designation, we may (but are not obligated to) deal with your president or any vice president (if you are a corporation) or any general partner (if you are a partnership).

  10.2   CHANGES
         -------
         You agree to inform us of any changes in your legal structure, and of any changes in your officers or partners. You also agree to inform us of any transfer of your stock or partnership interests. Upon receipt of such information, we may elect to terminate this agreement upon five days' written notice to you.

  10.3   STATUS
         ------
         We may, from time to time, require you to provide us with evidence of your continued existence and good standing.


  11.    REPRESENTATIONS AND WARRANTIES; COMPLIANCE
         ------------------------------------------
         You represent, warrant and covenants that:

         (i) You are, and will remain during the term of this Agreement, a properly licensed and registered broker-dealer under applicable state and federal securities law and a member in good standing of the NASD.

         (ii) You will solicit applications for Contracts only through properly licensed insurance agents ("Insurance Agent"), duly appointed by the appropriate Insurance Company. For purposes of this Agreement, all acts and omissions of any Insurance Agent within the scope of this Agreement shall be deemed to be acts or omissions of Broker.

         (iii) You are in compliance, and will remain in compliance, with all applicable laws, rules and regulations, including, without limitation, those of the NASD and state and federal securities, banking and insurance laws.

         (iv) You have taken and will continue to take the actions appropriate to supervise your representatives and other associated persons to ensure compliance with all applicable laws and regulations.

         (v) You will comply, and will cause each Insurance Agent to comply, with any applicable Company policies and procedures, including, without limitation, those regarding replacements of Contracts, as amended from time to time.

         (vi) You will not solicit or sell any Contracts in connection with any "market timing" or "asset allocation" program or service, and if the Company determines in its sole discretion that you are soliciting or have solicited Contracts subject to any such program, the Company may take such action it deems necessary to halt such solicitations or sales, and in addition to any indemnification provided in Section 12 of this Agreement and any other liability that you may have, you will be liable to the Company and each underlying funding vehicle affected by any such program, for any damages or losses, actual or consequential, sustained by them as a result of such program.

  12.    INDEMNIFICATION
         ----------------
  12.1 Broker shall indemnify and hold harmless the Company, and each employee, director, officer and shareholder of the Company, against any losses, claims, damages or liabilities, including but not limited to reasonable attorney fees and court costs, to which the Company or any employee, officer, director or shareholder may be subject, which arise out of or are based on any violation of the terms of this Agreement, any Company policies or procedures or any applicable law by Broker, its representatives, the Insurance Agent, its agents and any employee, officer, director, shareholder, principal, partner and affiliate of the Broker or Insurance Agent. In the event the Company suffers a loss resulting from Broker or Insurance Agent activities, Broker hereby assigns any proceeds received under its fidelity bond to the Company to the extent of such losses. If there is any deficiency amount, whether due to a deductible or otherwise, Broker-Dealer shall promptly pay the Company such amount on demand and Broker-Dealer shall indemnify and hold harmless the Company from any such deficiency and from the costs of collection thereof (including reasonable attorney fees).

  12.2 The Company shall indemnify and hold harmless Broker and each employee, officer, director or shareholder of Broker, against any losses, claims, damages or liabilities, including but not limited to reasonable attorney fees and court costs, to which Broker or any employee, officer, director or shareholder becomes subject which arises out of or is based on any violation of the terms of this Agreement or any applicable law by the Company and any employee or officer.

This Agreement is effective as of ___________________, 20___.


BROKER-DEALER:
TAX ID#:
CRD#:
ADDRESS:
CITY, STATE, ZIP:
PHONE:
FAX:
OFFICER'S SIGNATURE:
NAME:
TITLE:
:
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
Transamerica Occidental Life Insurance Company                   AFSG Securities Corporation
1150 South Olive Street                                          4333 Edgewood Road NE
Los Angeles, CA  90015                                           Cedar Rapids, IA 52499
SIGNATURE:                                                       SIGNATURE:
NAME:                                                            NAME:
TITLE:                                                           TITLE:

Transamerica Life Insurance and Annuity Company                  Transamerica Life Insurance Company of New York
401 North Tryon Street                                           100 Manhattanville Road
Charlotte, NC  28202                                             Purchase, NY  10577
SIGNATURE:                                                       SIGNATURE:
NAME:                                                            NAME:
TITLE:                                                           TITLE:

Transamerica Assurance Company
1150 South Olive Street
Los Angeles, CA  90015
SIGNATURE:
NAME:
TITLE:

             APPENDIX TO VARIABLE INSURANCE PRODUCTS SALES AGREEMENT

The Broker-Dealer named in this agreement has adopted the use of the following assumed names and is doing business under such names in the states listed or is affiliated with the following agencies in the states listed:

             APPENDIX TO VARIABLE INSURANCE PRODUCTS SALES AGREEMENT

The Agencies herein are affiliates of the Broker-Dealer named in Paragraph 1 of this Agreement. PLEASE INCLUDE COPIES OF ALL CURRENT INSURANCE LICENSES.

BROKER-DEALER:__________________________________________________________________

AFFILIATE NAME: ________________________________________________________________

     Federal Tax ID: _______________________________

     State(s) in which this Affiliate is insurance licensed:
_______________________________________________

     Officers:
         Name: ____________________________    Title: __________________________
         Signature:________________________
         Name: ____________________________    Title: __________________________
         Signature: _______________________

AFFILIATE NAME: ________________________________________________________________

     Federal Tax ID: _______________________________

     State(s) in which this Affiliate is insurance licensed:
_______________________________________________

     Officers:
         Name: _____________________________  Title: ___________________________
         Signature: ________________________
         Name: _____________________________  Title:____________________________
         Signature: ________________________

AFFILIATE NAME: ________________________________________________________________

     Federal Tax ID: _______________________________

     State(s) in which this Affiliate is insurance licensed:____________________
     _________________________________________________________

     Officers:
         Name: _____________________________  Title: ___________________________
         Signature: ________________________
         Name: _____________________________  Title: ___________________________
         Signature: ________________________


The Broker-Dealer named in this Agreement has adopted the use of the following assumed names and is doing business under such names in the states listed as required by State Departments of Insurance for the purpose of obtaining insurance licenses in those states. These are not and cannot be considered to be "Agencies" as defined in Paragraph 1 of this Agreement.


Assumed Name ("DBA"):  ___________________________   STATE: ____________________

Assumed Name ("DBA"):  ___________________________   STATE: ____________________

Assumed Name ("DBA"):  ___________________________   STATE: ____________________

Assumed Name ("DBA"):  ___________________________   STATE: ____________________

Assumed Name ("DBA"):  ___________________________   STATE: ____________________

Assumed Name ("DBA"):  ___________________________   STATE: ____________________

Assumed Name ("DBA"):  ___________________________   STATE: ____________________

Assumed Name ("DBA"):  ___________________________   STATE: ____________________

Assumed Name ("DBA"):  ___________________________   STATE: ____________________

Assumed Name ("DBA"):  ___________________________   STATE: ____________________

Assumed Name ("DBA"):  ___________________________   STATE: ____________________